UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007 (May 9, 2007)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Election of Director

Effective May 9, 2007, the Board of Directors of Bill Barrett Corporation (the “Company”) appointed Jim W. Mogg as a new director to fill the vacancy resulting from the expiration of the term of Roger Jarvis as a Director on May 9, 2007. Mr. Mogg also was elected to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

There is no arrangement or understanding between Mr. Mogg and any other persons pursuant to which he was selected as a director.

Mr. Mogg, 58, is an experienced energy industry executive with extensive midstream natural gas experience. Most recently, Mr. Mogg served as Chairman of DCP Midstream Partners. From 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. From 2000 through 2003, Mr. Mogg was Chairman, President and CEO of Duke Energy Field Services and, as a member of TEPPCO’s board, served as Vice Chairman/Chairman. Previously, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27 year period. Mr. Mogg has also served on several nonprofit and industry boards, including being a past President of the Gas Processors Association.

As a director, Mr. Mogg will be entitled to receive an annual retainer of $40,000 and a meeting attendance fee of $1,000 for each board and committee meeting attended. Mr. Mogg also will receive options to purchase 10,000 shares of common stock effective upon his election and on January 1 of each year. All these options will vest 25% on each of the first four anniversaries of the date of grant, and terminate on the seventh anniversary of the date of grant. The exercise price for the options is equal to the closing sales price on the New York Stock Exchange on the last trading day prior to the date of grant. All directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. Outside directors may elect to receive their annual retainer and meeting fees in the form of our common stock issued pursuant to our 2004 Stock Incentive Plan. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, will be delivered to each Outside Director who elected before that quarter to receive shares in payment of the director fees.

The Company and Mr. Mogg also agreed to enter into an indemnification agreement in the form entered into with other directors and officers of the Company. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws and applicable law. The form of this agreement is incorporated by reference into this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On May 10, 2007, the Company issued a press release concerning the election of Jim W. Mogg as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

99.1	Press Release dated May 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2007	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

99.1	Press Release dated May 10, 2007.

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